Exhibit 10.4

BOISE CASCADE CORPORATION

1982 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

(As Amended Through January 1, 2002)

            1.      Purpose of the Plan. The purpose of the Boise Cascade Corporation 1982 Executive Officer Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing executive officers of the Company the opportunity to defer a portion of their compensation and thereby encourage their productive efforts.

            2.      Definitions.

                      2.1      Change in Control. A Change in Control shall be deemed to have occurred if:

                                 (a)      Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                                 (b)      The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                                 (c)      The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                                 (d)      The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                                 For purposes of this section and Section 2.12, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 For purposes of this section and Section 2.12, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                      2.2      Committee. The Executive Compensation Committee of the Company's Board of Directors or any successor to the Committee.

                      2.3      Compensation. A Participant's salary, commission, bonus, and other payments for personal services rendered by a Participant to the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or the Savings and Supplemental Retirement Plan, and the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock and shall not include compensation resulting from any long-term incentive plans such as the Company's Performance Share Plan.

                      2.4      Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

                      2.5      Deferred Compensation and Benefits Trust. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                      2.6      Disability. A condition that totally and continuously prevents the Participant, for at least 6 consecutive months, from engaging in an "occupation" for remuneration or profit. During the first 24 months of Disability, "occupation" means the Participant's occupation at the time the Disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training, or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for Disability benefits under the Social Security Act, unless the Committee determines, in its sole discretion, that a Disability exists.

                      2.7      Early Retirement Date. The date of a Participant's Termination of Employment for reasons other than death, total disability (as defined in the Pension Plan), or disciplinary reasons (as that term is used for purposes of the Company's Corporate Policy 10.2, Termination of Employment) before attaining age 65 but after attaining age 55, and after completing 10 years of service (as defined in the Pension Plan). For purposes of this section, a Participant's age and years of service shall be determined by taking into account any imputation of age or service permitted under any special early retirement program offered by the Company and applicable to the Participant.

                      2.8      Executive Officer. The Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, or the Controller of the Company.

                      2.9      Normal Retirement Date. The first day of the month on or after a Participant's 65th birthday.

                      2.10     Participant. An Executive Officer who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                      2.11     Pension Plan. The Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time.

                      2.12     Potential Change in Control. A Potential Change in Control of the Company shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (a) control or influence the management or policies of the Company or (b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                      2.13     Service. Service as earned and credited under the Pension Plan.

                      2.14     Termination of Employment. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or disability, provided that transfer from the Company to a subsidiary or parent of the Company shall not be deemed a Termination of Employment for purposes of this Plan.

            3.      Administration and Interpretation of the Plan. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Any interpretation by the Committee shall be final and binding on the Participants.

            4.      Participant Compensation Deferral.

                      4.1      Compensation Reduction. Prior to January 1, 1983, an Executive Officer who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Executive Officer elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1983. The amount of annual Compensation to be deferred shall be in whole percentage increments of not less than 6% nor greater than 10% of Compensation. The period during which Compensation is reduced shall be the 4 calendar years immediately following 1982. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

                      4.2      Participation After January 1, 1983. An Executive Officer who first attains such status subsequent to January 1, 1983, and prior to January 1, 1987, shall be entitled to participate in the Plan for 4 full calendar years after being elected an Executive Officer and shall be bound by all the other terms and conditions of the Plan. An Executive Officer who, although eligible, elects not to participate in the Plan, may subsequently and with the approval of the Company become a Participant before January 1, 1987, for such a period of time, up to and including 4 full calendar years from the commencement of participation, as may be approved by the Company, in which case he or she shall be bound by all the other terms and conditions of the Plan.

                      4.3      Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Committee. A request to alter the amount of Compensation deferred shall be submitted by a Participant in writing to the Committee prior to January 1 of the year that such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Committee, the modification shall be effective for all future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

                      4.4      Company Contribution. The Company shall, at the election of a Participant, contribute an additional amount equal to 3.6% (however, effective July 1, 1989, this amount shall be increased to 4.2%) of the Participant's Compensation to the Plan, to be used to provide benefits as specified in the Deferred Compensation Agreement. If a Participant elects to have such amount contributed under the Deferred Compensation Agreement, the Company shall not make any matching contribution for such Participant under the Company Savings and Supplemental Retirement Plan.

                      4.5      Continuation of Contribution. Should there be a Termination of Employment by a Participant prior to having completed the entire period of participation determined in accordance with Sections 4.1 or 4.2, the Participant may elect, subject to the approval of the Committee, to continue contributing to the Plan at the same rate in effect upon Termination of Employment for such period of time, up to and including the entire period of participation determined in accordance with Sections 4.1 or 4.2, as may be approved by the Committee, in which case he or she will continue to be a Participant and be bound by all the other terms and conditions of the Plan. In any such case, the Company may continue its contributions or may require the Participant to contribute the amounts formerly contributed by the Company.

            5.      Payment of Deferred Amounts.

                      5.1      Normal Benefit. Unless a Participant is otherwise receiving a benefit under this Plan, and except as provided in this section, the Company shall pay to a Participant in 180 equal monthly installments commencing on the Participant's Normal Retirement Date, as compensation earned for services rendered prior to such date, the Normal Benefit amount specified in the Deferred Compensation Agreement (the "Normal Benefit"). If a Participant is employed by the Company after attaining age 65, payment of the Normal Benefit shall commence on the first day of the month following the Participant's Termination of Employment.

                      5.2      Payment Upon Death After Normal Retirement. If a Participant entitled to the Normal Benefit dies after his or her Normal Retirement Date, his or her beneficiary shall receive any Normal Benefit payments that would have been paid to the Participant. In lieu of the monthly Normal Benefit payments, upon the request of the Participant's beneficiary, the Committee may, in its discretion, approve an actuarially determined equivalent lump-sum payment to the Participant's beneficiary.

                      5.3      Early Benefit. If a Participant terminates employment on an Early Retirement Date, the Company shall pay to the Participant, in 180 equal monthly installments commencing on the first day of the month coincident with or next following the Early Retirement Date, as compensation earned for services rendered prior to such time, the Early Benefit amount specified in the Deferred Compensation Agreement corresponding to the Participant's age on his or her Early Retirement Date or an amount actuarially determined if a Participant's Early Benefit is not specified for that age (the "Early Benefit"). Subject to approval by the Committee, a Participant may elect to defer commencement of payment of the Early Benefit. This election shall be in writing and submitted to the Committee prior to January 1 of the year of the Participant's Early Retirement Date, and at least 30 days prior to the Participant's Early Retirement Date. If a Participant makes such an election, the Company shall pay the Participant in 180 equal monthly installments the Early Benefit specified in the Deferred Compensation Agreement corresponding to the Participant's age on the date to which the deferral has been made or an amount actuarially determined if a Participant's Early Benefit is not specified for that age -- or if a Participant elects to defer payment of such benefit past the first day of month after attaining age 65, the Normal Benefit. If a Participant dies before receiving 180 monthly Early Benefit payments, his or her beneficiary shall receive any unpaid Early Benefits that would have been paid to the Participant. In lieu of the monthly Early Benefit payments, upon the request of the Participant's beneficiary, the Committee may, in its discretion, approve an actuarially determined equivalent lump-sum payment to the Participant's beneficiary.

                                 A Participant who terminates employment prior to attaining age 55, but who has completed 10 years of service, may elect, subject to approval by the Company, to commence receiving an Early Benefit at any time between ages 55 and 65, in accordance with the provisions of this section. This election shall be in writing and submitted to the Committee prior to the end of the calendar year preceding the year in which the Participant elects to commence receiving the Early Benefit.

                                 The provisions of this Section 5.3 shall apply to a Participant who is continuing to make contributions pursuant to Section 4.5, except that such Participant shall be deemed for this purpose only to have terminated employment upon the expiration of the period of continued participation as determined in accordance with Section 4.5.

                                 Notwithstanding any provision in this Plan to the contrary, an Executive Officer or Beneficiary may request at any time a single lump-sum payment of his or her benefit described under the Plan. This request must be made in writing to the Committee. The lump-sum payment shall be made within 30 days of the date on which the request for distribution is received. The amount of the payment shall be equal to (i) the actuarial equivalent of the benefit described under Sections 5.1, 5.2, or 5.3 as determined by the same actuarial adjustment used under the Pension Plan with respect to the determination of the amount payable as a lump-sum distribution, using the assumptions used for purposes of calculating such present values under the Pension Plan and 120% of the applicable PBGC interest rate (the "Plan Benefit"), and reduced by (ii) an amount equal to 10% of the Plan Benefit. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement pursuant to any nonqualified deferred compensation plan of the Company shall not be effective with respect to compensation payable to the Participant during this 12-month period.

                      5.4      Disability Benefit. If a Participant terminates employment with the Company prior to attaining age 65 due to a Disability, the Company shall pay the Participant, in monthly installments commencing on the first day of the seventh consecutive month following the Participant's Disability, the Disability Benefit specified in the Deferred Compensation Agreement until the Participant attains his or her Normal Retirement Date or ceases to be totally and continuously disabled (the "Disability Benefit"). After a Participant who is receiving a Disability Benefit attains his or her Normal Retirement Date, he or she shall be entitled to the Normal Benefit. If a Participant dies while receiving a Disability Benefit, the Participant's beneficiary shall receive the Survivor's Benefit pursuant to Section 5.6.

                      5.5      Termination Benefit. Except as provided in Sections 5.3, 5.4, and 5.6, upon a Participant's Termination of Employment prior to completing 1 year of participation in the Plan, the Company shall pay to a Participant, as Compensation earned for services rendered, a lump-sum amount equal to: (i) the amount of Compensation deferred pursuant to the Participant's Deferred Compensation Agreement, plus interest on the amount deferred at the Bank of America prime interest rate as of the first business day of that calendar year, compounded annually from the dates of the deferrals; and (ii) any Company contribution credited on behalf of the Participant if the Participant is fully vested in the Company Savings and Supplemental Retirement Plan, plus interest at the Bank of America prime interest rate as of the first business day of that calendar year, compounded annually from the dates of contribution. Such payment shall be made within 60 days following Termination of Employment.

                                 If Termination of Employment occurs after 1 year of participation in the Plan, the benefits provided in Sections 5.1, 5.2, 5.3, and 5.7 shall be multiplied by a percentage corresponding to the years of participation in the Plan, based on the following schedule:

Years of Participation	Percentage
1 but less than 2	75
2 but less than 3	85
3 but less than 4	93
4 and Over	100

                      5.6      Survivor's Benefit. If a Participant dies while employed by the Company, or after Termination of Employment if receiving a Disability Benefit, or if eligible for (but not yet receiving) an Early Benefit or Normal Benefit, the Company shall pay to the Participant's beneficiary, in equal monthly installments commencing on the first day of the month after the Participant's death, the Survivor's Benefit specified in the Deferred Compensation Agreement until the Participant would have attained age 65; however, such payments shall continue in any event for at least 180 months.

                      5.7      Proportionate Benefit. All benefits payable under this Section 5 shall be proportionately adjusted by a fraction, the numerator of which is the actual dollar amount deferred by a Participant and the denominator of which is the product of the Stated Deferral specified in the Deferred Compensation Agreement multiplied by four. For the purpose of determining the benefit payable under Sections 5.4 or 5.6, in the event of Disability, or death prior to January 1, 1987, the denominator of the above-referenced fraction shall be the product of the Stated Deferral specified in the Deferred Compensation Agreement multiplied by the actual years (and fractions thereof) of deferral.

                      5.8      Recipients of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

                      5.9      Deferred Compensation and Benefits Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations under this Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

                                 Upon a Change in Control of the Company, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

            6.      Miscellaneous.

                      6.1      Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

                      6.2      Employment Not Guaranteed. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company is at will, which means that either the employee or the Company may end the employment relationship at any time and for any reason. Nothing in this Plan changes or should be construed as changing that at-will relationship.

                      6.3      Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                      6.4      Construction. The Plan shall be construed according to the laws of the state of Idaho.

                      6.5      Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Salaried and Executive Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

            7.      No Reduction in Pension Benefit. To compensate a Participant for any reduction in pension benefits under the Pension Plan which may result from a Participant's deferring Compensation under this Plan, the Company shall pay to the Participant an amount equal to the reduction in pension benefits in the same manner and at the same time as such reduced benefits would have been paid under the Pension Plan.

            8.      Amendment and Termination. The Company, acting through its Board of Directors or any committee of the Board, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

            9.      Claims Procedure.

                      9.1      In General. Claims for benefits under the Plan, other than claims for Disability benefits under Section 5.4, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the Compensation Manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits, and
•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

                      9.2      Disability Claims. Claims for Disability benefits under Section 5.4 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45-day period may be extended for up to two additional 30-day periods by the Compensation Manager, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the extension to the claimant prior to the expiration of the current period. If additional information is needed from the Participant in order to make a decision on the claim, the Manager will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits,
•	if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,
•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

            10.     Claims Review Procedure.

                      10.1     In General. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for Disability benefits under Section 5.4 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 9.1, and shall be filed with the Company's Compensation Manager. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and
•	state the claimant's right to bring an action under section 502(a) of ERISA.

                      10.2     Disability Claims. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for Disability benefits under Section 5.4 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company's Compensation Manager no later than 180 days after receipt of the written notification provided for in Section 9.2. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 45 days after receiving the claimant's request for review. This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,
•

indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA.